EXHIBIT 10.2


[PETROGEN LOGO APPEARS HERE]

                                                             November 15th, 2003


Petrogen Corp. (PTGC)
3300-3200 SW Freeway,
Houston Texas 77027
Attention: Leo W. Kerrigan Executive V.P. Geology, Director

Dear Mr. Kerrigan,

Re: PTGC and Petrogen International Ltd. (PIL), (THE "PARTIES") DRILLING AND OPERATING AGREEMENT

This letter confirms, that effective immediately, the Drilling and Operating Agreement (the "Agreement") entered into between PTGC and PIL on November 15'`, 2002 is terminated between the Parties.

The termination of the Agreement as noted includes cancellation and reversion of any and all bonus payments and carried interests between the Companies as at the effective date of this termination letter, including the 10% bonus payment and the 10% carried interest of which PIL retained as exclusive operator under the terms of the Agreement.

Furthermore, PIL has agreed to assign to PTGC all of its rights, title and interest in and to any agreements entered into between third parties and PIL, those agreements of which specifically include the preliminary Farm-in agreement made between Adams Fee Properties, Inc. and PIL. However, in the event the PTGC files for bankruptcy, becomes insolvent and/or is placed into receivership, or, is unable to perform its duties and obligations under the Farm-In Agreement, such right, title and interest in and to the Farm-hi Agreement as assigned to PTGC by PIL shall revert back to PIL immediately.

By signing this termination agreement, both PTGC and PIL agree that no consideration of the foregoing has been or will be paid by either of the Parties to the other.

Agreed to this 2e day of November, 2003



/s/ SACHA H. SPINDLER                       /s/ LEO W. KERRIGAN
__________________________________          ____________________________________
Sacha H. Spindler - President, CEO          Leo W. Kerrigan - Exec. V.P. Geology
Petrogen International Ltd                  Director - Petrogen Corp




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